UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________
FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 7, 2022
___________
DIAMONDBACK ENERGY, INC.
(Exact Name of Registrant as Specified in Charter)

DE	001-35700	45-4502447
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
500 West Texas Ave.
Suite 100
Midland, TX		79701
(Address of principal executive offices)		(Zip code)
(432) 221-7400
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	FANG	The Nasdaq Stock Market LLC
(NASDAQ Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.02. Termination of a Material Definitive Agreement.

Diamondback Energy, Inc., a Delaware corporation (the “Company”), previously announced the delivery of the notice of conditional redemption of the principal amount of $500 million of Rattler Midstream LP’s (“Rattler”) 5.625% Senior Notes due 2025 (the “Rattler Notes”), which constitutes all of the outstanding Rattler Notes. The redemption of the Rattler Notes (the “Rattler Notes Redemption”) was conditioned upon: (i) the consummation of an offering of debt securities of the Company, and the receipt by the Company of net cash proceeds from such offering, sufficient in the Company’s opinion to (1) pay the redemption price of the Rattler Notes and (2) fund all fees and expenses associated with the Rattler Notes Redemption and such offering; and (ii) certain intercompany funds transfers, all on terms and conditions acceptable to the Company in its sole and absolute discretion (collectively, the “Condition Precedent”). The Condition Precedent was subsequently satisfied by the Company’s consummation of the Company’s previously announced offering of its 6.250% Senior Notes due 2033 in the aggregate principal amount of $1.1 billion, which offering was completed on October 28, 2022 (the “Diamondback Notes Offering”), the Company’s receipt of the net cash proceeds from the Diamondback Notes Offering, and the completion of the required intercompany funds transfers.

On November 1, 2022 (the “Rattler Notes Redemption Date”), approximately $522 million, the redemption price for the Rattler Notes (the “Rattler Notes Redemption Payment”), was paid to holders of the Rattler Notes. As of the Rattler Notes Redemption Date, there were no Rattler Notes outstanding under that certain Indenture, dated as of July 14, 2020 (the “Indenture”), as supplemented and modified by the Supplemental Indenture, dated as of December 8, 2021, and the Supplemental Indenture, dated as of December 22, 2021 (the Indenture, as so supplemented, the “Rattler Notes Indenture”), and Rattler and its subsidiaries that were guarantors of the Rattler Notes had no further obligations with respect to the Rattler Notes under the Rattler Notes Indenture. The Rattler Notes, which bore interest at 5.625% per year, were scheduled to mature on July 15, 2025. The Company funded the Rattler Notes Redemption Payment with a portion of the net proceeds from the Diamondback Notes Offering.

Item 2.02. Results of Operations and Financial Condition.

On November 7, 2022, Diamondback Energy, Inc. issued a press release reporting financial and operating results for the third quarter ended September 30, 2022 and announcing the third quarter 2022 base and variable cash dividends. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press release, dated November 7, 2022, entitled “Diamondback Energy, Inc. Announces Third Quarter 2022 Financial and Operating Results.”
104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DIAMONDBACK ENERGY, INC.

Date:	November 7, 2022
		By:	/s/ Teresa L. Dick
		Name:	Teresa L. Dick
		Title:	Executive Vice President, Chief Accounting Officer and Assistant Secretary